Exhibit 99.1
NOTICE OF REDEMPTION AT OPTION OF HOLDER UPON TRIGGERING EVENT
Pursuant to Section 8(f) of the Certificate of Designation of the Series C Preferred Stock, Sondra Beit and MT Trading LLC, the holders of Series C-2 Preferred Stock (the “Holders”), hereby give notice that the Holders elect that all of the shares of C-2 Preferred Stock held by the Holders be redeemed within three (3) days hereof. The Triggering Event includes, but is not limited to, the matter described in Section 8(c)(C) as evidenced by the Company’s letter to the Holders provided to me by your firm that states that “we [the Company] have determined that all of the shares of...Series C-2 Preferred Stock..., including the shares issued in your name, were not properly issued.” I have also had a discussion with Delaware counsel to the Company indicating that they would not be able to issue an opinion as to the valid issuance of the Series C-2 Preferred Stock.
Please feel free to contact me to discuss this matter further.
Tom Klee
Thomas A. Klee, Esq.
Law Office of Thomas A. Klee
55 Bath Crescent Lane
Bloomfield, CT 06002-2156

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